Exhibit 99.1

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BEA Systems Delivers License Revenue Growth in Fiscal Second Quarter

Customer Adoption Across all Three BEA Product Families Drove Growth

SAN JOSE, Calif. – August 17, 2005 – BEA Systems, Inc. (Nasdaq: BEAS), a world leader in enterprise infrastructure software, today announced results for its fiscal second quarter. For the second quarter ended July 31, 2005, BEA reported total revenues of $285.2 million, up 9% from $262.3 million in last year’s second quarter. For the second quarter, BEA reported license revenues of $118.3 million, up 2% from $116.3 million a year ago, and services revenue of $166.8 million, up 14% from $146.0 million a year ago. For the second quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $49.9 million, up 6% from $47.0 million a year ago. BEA reported GAAP second quarter net income of $36.1 million, up 18% from $30.6 million a year ago, and GAAP diluted net income per share of $0.09, up from $0.07 a year ago. BEA generated second quarter cash flow from operations of $40.8 million, compared to $57.2 million a year ago.

BEA reported second quarter non-GAAP net income of $37.7 million, up 12% from $33.5 million a year ago, and non-GAAP diluted net income per share of $0.09, compared to $0.08 a year ago. Non-GAAP results exclude certain acquisition-related expenses, net gains or losses on investments in equity securities, facilities consolidation and other non-recurring charges. A reconciliation of non-GAAP adjustments is summarized on pages seven and eight of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

“We achieved year-over-year and sequential license revenue growth in Q2. In the first half of this year, our core BEA WebLogic Server license revenue grew faster than industry analysts’ projections for the application server market,” said Alfred Chuang, chairman and chief executive officer, BEA Systems, Inc. “BEA is on the move. We are making strides in our existing product portfolio while delivering a new product family that leverages our performance lead in the core application server market and opens opportunities for BEA in new growth markets.”

“We delivered innovative releases in all three of our product families. In BEA WebLogic Server 9.0, we continue to extend the company’s price/performance and innovation leadership in the application server market,” said Chuang. “We also launched the new BEA AquaLogic family of service infrastructure products that help customers to go from pilot to production in their Service-Oriented Architecture (SOA) projects. We are encouraged by the level of customer interest in both the BEA AquaLogic product family and BEA SOA consulting services. We released Tuxedo 9.0, which features more seamless integration with both the WebLogic and AquaLogic product families. And as a final point, we are excited by the initial customer adoption of the

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BEA Reports Q2 Fiscal 2006 Results

August 17, 2005 / Page 2

WebLogic Communications Platform, from cable and telephone service providers, in support of projects like VoIP services.”

BEA Ships New Products Designed to Improve Efficiency for Customers on the Path to SOA and Integrated Data/IT Networks

BEA continued to enhance and extend its product offerings to provide support for SOA. SOA is an approach to software application development designed to transform business applications into “services” that can be combined and reused in new ways, which helps IT organizations more closely align with business processes.

During the second quarter, BEA delivered WebLogic Server 9.0, which includes an enterprise-grade kernel that supports multiple programming models. This unique kernel features clustering, security, management, caching and virtual machine technologies. These features are designed to help make WebLogic Server faster, more scalable and more reliable than any application server in today’s market. Notable features in this version are “side-by-side” application deployment, which is designed to allow applications to be upgraded in a running server without causing any downtime. Also, WebLogic Server 9.0 includes “hot patch” functionality, which is designed to allow the server to be upgraded without disruption. WebLogic Server 9.0 set a new record SPECjAppServer 2004 price/performance benchmark, achieving a record throughput, using only half the application server CPUs and memory required for the previous record.

In addition, during the second quarter, BEA delivered BEA AquaLogic Service Bus 2.0, a key part of BEA’s market-leading Service Infrastructure product family. BEA AquaLogic Service Bus is designed to help cost-effectively connect, configure and manage services. This helps simplify and accelerate deployment of SOA in heterogeneous environments. The service infrastructure category makes it possible for services to be discovered, secured, managed and assembled into composite applications and processes, regardless of the underlying technologies. BEA AquaLogic Service Bus offers intelligent messaging, routing and transformation that can support heterogeneous end-points, combined with capabilities for service registration, monitoring and lifecycle management.

Also in the second quarter, BEA announced the general availability of BEA Tuxedo® 9.0, the latest version of the company’s software product for high volume transaction processing. Applications running on BEA Tuxedo form the backbone of some of the world’s leading companies running some of the largest, mission-critical transaction processing systems. Examples include wire transfers, Automated Teller Machines (ATMs), and airline reservation, credit card processing and telecommunications billing systems. Leveraging open standards, BEA Tuxedo 9.0 is designed to help customers build new and re-purpose legacy applications and extend them to SOA.

BEA Delivers Business Results for Key Customers and Expands Partner Agreements

Key customer, partner and end-user agreements signed in the quarter included ACI Worldwide, Aim Trimark, Benjamin Moore, Blue Cross/Blue Shield of Minnesota, Broadlane, Capital One

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August 17, 2005 / Page 3

Financial, Cim Italia, Citigroup, Commonwealth of Massachusetts, Dex Media, Digitel, FirstEnergy, Intercall, Kohl’s Department Stores, LCH.Clearnet, Lehman Brothers, Lloyds TSB, MTN, News Optimus, Nextel Communications, NuVox Communications, O2, Opodo, Petrobras, Providian Financial, Proxibid, Reinsurance Group of America, Reed Business Information, RH Donnelley, SIDN, Siemens, SITA Advanced Travel Solutions, Sky Italia, SMS/800, Sony Computer Entertainment Europe, Standard Chartered Bank, Swapstream, Telefonica Moviles, TIAA-CREF, UK Department for Works and Pensions, UK Driving Standards Agency, US Navy Command and Control Systems, Virgin Mobile USA and Wellfound Decade Corp.

New, renewed or expanded relationships were entered into with VARs, hardware OEMs, systems integrators, ASPs, and ISVs, including Amberpoint, Azerity, Azul Systems, BMC Software, Clearing Corp, Collabraspace, Comergent, Componence, Computer Associates, Data Mirror, Digital IMS, E.piphany, EMC/Documentum, Enamics, Everypath, Gelco Information Network, GETPAID, HAL, HealthEdge Software, HP, Integrated Business Systems, Integrated Telecom Solutions, Intervoice, Iona, Jacada, Jaros, MobileAware, Motive, Neospire, PartNet, QPass, Quest Software, Siebel, Sircon, SOA Software, Spearhead Innovations, T3Ci, TNI Solutions, Tradebeam, Treehouse Software, UGS, Vizional Technologies and Wily Technologies.

About SPEC

SPEC is a non-profit organization that establishes, maintains and endorses standardized benchmarks to measure the performance of the newest generation of high-performance computers. Its membership comprises leading computer hardware and software vendors, universities, and research organizations worldwide. Steve Realmuto, a senior software engineer for BEA is on the Board of Directors. For complete details on benchmark results and the Standard Performance Evaluation Corporation, please see http://www.spec.org/.

About SPECjAppServer2004

Created by SPEC, the SPECjAppServer2004 benchmark was developed to measure the performance of Java 2 Enterprise Edition (J2EE) application servers. New elements in the benchmark include a modified workload and features that stress more of the capabilities of J2EE application servers. The benchmark tests performance for a representative J2EE application and each of the components that make up the application environment, including hardware, application server software, JVM software, database software, JDBC drivers and the system network. It was developed by SPEC’s Java subcommittee, which includes BEA, Borland, Darmstadt University of Technology, HP, IBM, Intel, Oracle, Pramati, Sun Microsystems and Sybase.

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BEA Reports Q2 Fiscal 2006 Results

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About BEA Systems, Inc.

BEA Systems, Inc. (NASDAQ: BEAS) is a world leader in enterprise infrastructure software, providing standards-based platforms to accelerate the secure flow of information and services. BEA product lines – WebLogic®, Tuxedo®, JRockit® and the new AquaLogic™ family of Service Infrastructure – help customers reduce IT complexity and successfully deploy Service-Oriented Architectures to improve business agility and efficiency. For more information please visit bea.com.

Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 365 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through September 2, 2005, by dialing 706-645-9291, access code 8575809.

Copyright © 2005 BEA Systems, Inc. All rights reserved. BEA, Built on BEA, Jolt, Joltbeans, Steelthread, Top End, Tuxedo, BEA WebLogic Server, BEA JRockit, BEA Liquid Data for WebLogic, and WebLogic are registered trademarks of BEA Systems, Inc. BEA AquaLogic, BEA AquaLogic Data Services Platform, BEA AquaLogic Enterprise Security, BEA AquaLogic Service Bus, BEA dev2dev Subscriptions, BEA eLink, BEA MessageQ, BEA WebLogic Communications Platform, BEA WebLogic Enterprise, BEA WebLogic Enterprise Platform, BEA WebLogic Enterprise Security, BEA WebLogic Express, BEA WebLogic Integration, BEA WebLogic Java Adapter for Mainframe, BEA WebLogic JDriver, BEA WebLogic Log Central, BEA WebLogic Network Gatekeeper, BEA WebLogic Platform, BEA WebLogic Portal, BEA WebLogic SIP Server, BEA WebLogic WorkGroup Edition, and BEA WebLogic Workshop, are trademarks of BEA Systems, Inc. BEA Mission Critical Support is a service mark of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

SPEC and SPECjAppServer are trademarks of the Standard Performance Evaluation Corp. (SPEC). Competitive claims reflect results published on www.spec.org as of August 9, 2005. For the latest SPECjAppServer2004 results visit http://www.spec.org/osg/jAppServer2004.

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including the statement regarding opportunities for BEA in new growth markets. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuations in customer spending due to economic, geopolitical, competitive and other factors; dependence on the growth of the markets for BEA’s products, especially the markets for SOA software and service infrastructure software; changes in the standards or technologies used in the SOA, telecommunications and portal markets that could render our products less competitive; any decline in spending by the telecommunications industry as a result of consolidation or adverse economic conditions; our dependence on large transactions, particularly those received at the end of our quarter; dependence on new product introductions and enhancements, especially those related to SOA and service infrastructure; the introduction by competitors of new products and pricing strategies; market acceptance

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of BEA’s solutions, products and enhancements such as BEA AquaLogic, BEA Enterprise Solutions and the WebLogic Communications Platform; the length of BEA’s sales cycle; the dependence on acceptance of BEA’s products by channel partners; dependence on the success of BEA’s channel partners; dependence on retaining and hiring key personnel; rapid technological change; potential software defects (particularly with regard to newly introduced and planned products, such as those related to BEA WebLogic Communications Platform); and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 32 through 45 of BEA’s Report on Form 10-Q for the fiscal quarter ended April 30, 2005, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

BEA provides non-GAAP expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than non-GAAP measures used by other companies. BEA believes that the presentation of non-GAAP, financial measures provides useful information to investors regarding our results of operations. BEA believes it also provides an alternative method of assessing our operating results that we believe is focused on our core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes.

Media:	Investors:
May Petry, Director – Public Relations	Kevin Faulkner, Vice President – Investor Relations
(408) 570-8704	(408) 570-8293
Eric Stahl, Sr. Director – Investor Relations
(415) 402-7734

– FINANCIAL TABLES FOLLOW –

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August 17, 2005 / Page 6

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2005	2004	2005	2004
Revenues:
License fees	$118,315	$116,300	$234,370	$236,452
Services	166,840	145,988	332,508	288,471

Total revenues	285,155	262,288	566,878	524,923

Cost of revenues:
Cost of license fees	7,818	9,433	15,031	19,133
Cost of services	52,468	46,929	107,475	95,909

Total cost of revenues	60,286	56,362	122,506	115,042

Gross profit	224,869	205,926	444,372	409,881

Operating expenses:
Sales and marketing	107,262	99,688	211,323	200,299
Research and development	41,929	36,474	82,415	71,416
General and administrative	25,804	22,271	52,272	43,886
Facilities consolidation	—	500	—	8,165

Total operating expenses	174,995	158,933	346,010	323,766

Income from operations	49,874	46,993	98,362	86,115
Interest and other, net	1,705	(3,318)	1,928	(6,249)

Income before provision for income taxes	51,579	43,675	100,290	79,866

Provision for income taxes	15,474	13,103	30,087	23,960

Net income	$36,105	$30,572	$70,203	$55,906

Net income per share:
Basic	$0.09	$0.07	$0.18	$0.14

Diluted	$0.09	$0.07	$0.18	$0.13

Shares used in computing net income per share:
Basic	390,750	408,650	392,965	409,160

Diluted	399,300	417,400	400,935	421,620

BEA Systems, Inc.

August 17, 2005 / Page 7

BEA SYSTEMS, INC.

NON-GAAP STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended July 31, 2005				For the Three Months Ended July 31, 2004
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$285,155	$—		$285,155	$262,288	$—		$262,288
Cost of revenues	60,286	(1,904	)(a)	58,382	56,362	(3,099	)(a)	53,263

Gross profit	224,869	1,904		226,773	205,926	3,099		209,025
Operating expenses	174,995	(339	)(b) (c)	174,656	158,933	(1,119	)(b) (c)	157,814

Income from operations	49,874	2,243		52,117	46,993	4,218		51,211
Interest and other, net	1,705	—		1,705	(3,318)	—		(3,318)

Income before provision for income taxes	51,579	2,243		53,822	43,675	4,218		47,893
Provision for income taxes	15,474	672	(d)	16,146	13,103	1,264	(d)	14,367

Net income	$36,105	$1,571		$37,676	$30,572	$2,954		$33,526

Net income per share	$0.09			$0.09	$0.07			$0.08

Diluted shares outstanding	399,300			399,300	417,400			417,400

(a)	Non-GAAP cost of revenues exclude $1,904 and $3,099 related to impairment and amortization of acquired intangible assets for the three months ended July 31, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(b)	Non-GAAP operating expenses exclude $339 and $619 related to acquisition-related deferred compensation expense for the three months ended July 31, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(c)	Non-GAAP operating expenses also exclude $0 and $500 related to facilities consolidation for the three months ended July 31, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude expenses related to facilities consolidation because the companies restructuring activities have been non-recurring and infrequent and therefore may not be considered directly related to our on-going core business operations.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these non-GAAP adjustments.

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BEA SYSTEMS, INC.

NON-GAAP STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Six Months Ended July 31, 2005				For the Six Months Ended July 31, 2004
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$566,878	$—		$566,878	$524,923	$—		$524,923
Cost of revenues	122,506	(4,111	)(a)	118,395	115,042	(6,327	)(a)	108,715

Gross profit	444,372	4,111		448,483	409,881	6,327		416,208
Operating expenses	346,010	(624	)(b) (c)	345,386	323,766	(9,403	)(b) (c)	314,363

Income from operations	98,362	4,735		103,097	86,115	15,730		101,845
Interest and other, net	1,928	—		1,928	(6,249)	—		(6,249)

Income before provision for income taxes	100,290	4,735		105,025	79,866	15,730		95,596
Provision for income taxes	30,087	1,420	(d)	31,507	23,960	4,717	(d)	28,677

Net income	$70,203	$3,315		$73,518	$55,906	$11,013		$66,919

Net income per share	$0.18			$0.18	$0.13			$0.16

Diluted shares outstanding	400,935			400,935	421,620			421,620

(a)	Non-GAAP cost of revenues exclude $4,111 and $6,327 related to impairment and amortization of acquired intangible assets for the six months ended July 31, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(b)	Non-GAAP operating expenses exclude $624 and $1,238 related to acquisition-related deferred compensation expense for the six months ended July 31, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(c)	Non-GAAP operating expenses also exclude $0 and $8,165 related to facilities consolidation for the six months ended July 31, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude expenses related to facilities consolidation because the companies restructuring activities have been been non-recurring and infrequent and therefore may not be considered directly related to our on-going core business operations.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these non-GAAP adjustments.

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BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31, 2005	January 31, 2005
	(unaudited)	(*)
ASSETS

Current assets:
Cash and cash equivalents	$968,664	$777,754
Restricted cash	1,511	1,648
Short-term investments	628,310	830,063
Accounts receivable, net	223,368	258,655
Other current assets	50,474	44,077

Total current assets	1,872,327	1,912,197

Property and equipment, net	343,862	347,571
Acquired intangible assets, net	74,721	71,305
Long-term restricted cash	3,130	4,130
Other long-term assets	17,188	13,191

	$2,311,228	$2,348,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$207,794	$219,422
Deferred revenues	296,262	312,310
Current portion of notes payable and other obligations	591	459

Total current liabilities	504,647	532,191

Notes payable and other long-term obligations	230,406	233,036
Convertible subordinated notes	550,000	550,000

Stockholders’ equity:
Common stock	1,251,386	1,202,124
Retained earnings	182,258	112,055
Deferred compensation	(8,019)	(8,874)
Treasury stock	(404,529)	(284,551)
Accumulated other comprehensive income	5,079	12,413

Total stockholders’ equity	1,026,175	1,033,167

	$2,311,228	$2,348,394

(*)	Derived from audited consolidated financial statements.